Exhibit 3.149

CERTIFICATE OF INCORPORATION

OF

HILTON-BURNS HOLDING COMPANY

We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is:

HILTON-BURNS HOLDING COMPANY

SECOND: The principal office of the corporation in the State of Delaware is to be located at 129 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name and address of its resident agent is the UNITED STATES CORPORATION COMPANY, 129 South State Street, Dover, Delaware.

THIRD: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are:

To acquire by purchase, lease, subscription or otherwise to own, hold for investment or otherwise, and to use, improve develop, maintain, operate, administer, let, lease, sell,

assign, transfer, mortgage, pledge or otherwise dispose of real and personal property of every kind and description, and wheresoever situated including, without being limited to, lands and interests in lands of every kind and description and wheresoever situated, and to construct and erect buildings and structures in and on such lands for any use or purpose.

To own, construct, lease or otherwise acquire and operate or to manage hotels, motels, apartment houses, apartment hotels, restaurants, cafes, refreshment rooms, music halls, places of amusement, recreation, sport, entertainment and instruction of all kinds, bars for the sale of intoxicating liquors, clubs, commercial buildings, office buildings, and other businesses which can be conveniently carried on in connection with any of the foregoing, including, but not limited to, the operation and maintenance of newsstands, tobacco counters, laundries, theatre ticket agencies, agencies for railway and shipping companies and carriers, barber shops, beauty parlors, gymnasiums, swimming pools, public baths and garages;

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrant, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and to issue in exchange therefor or in payment thereof its own stocks, bonds, or other obligations or securities or otherwise pay therefor, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof; to aid by loan, subsidy, guaranty, or in any manner, those issuing, creating or responsible for any of such securities; to merge or consolidate with any corporation in such manner as may be permitted by law, and to guarantee the payment of dividends upon any stock or the principal or interest, or both of any bonds or other obligations, and the performance of any contracts;

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge conveyance or assignment in trust of, the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

To purchase or otherwise acquire shares of its own stock and options to purchase shares of its own stock (so far as may be permitted by law) and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations, and upon such terms and conditions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders;

To manufacture, purchase or otherwise acquire, invest in own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and personal property of every class and description;

To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint a venture, reciprocal concession or otherwise, with any person, partnership, association, firm or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit or promote the interests of the corporation; and to make secured and unsecured loans, with or without interest to assume or guarant the stock, bonds, and obligations of, or otherwise assist are such person, partnership, association, firm or corporation, and to take or otherwise acquire shares and securities of any such corporation, and to sell, hold reissue, with or without guarantee, or otherwise deal with the same;

To purchase or otherwise acquire the whole or any part of the property, assets, business, good will, rights and franchises, and to undertake and assume the whole or any part of the liabilities and obligations, of any person, firm, partnership, trust, association, syndicate or corporation engaged in a business which the corporation is authorized to conduct, and to pay for the same in cash or in shares of stock of the corporation, or in bonds, notes or other evidences of indebtedness thereof, or otherwise; and to exercise all the powers necessary, incidental or appropriate to the conduct, management and carrying on of such business;

To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, formulae, improvements and processes, copyrights, trade-marks, and trade names, relating to or useful in connection with any business of this corporation;

To participate or cooperate with others in the creation, establishment, support and maintenance of community, charitable, philanthropic, benevolent or patriotic associations, funds, or institutions; and the Board of Directors shall have power in its discretion to appropriate and expend for those purposes such sum or sums as it may deem appropriate;

To create, establish, support, and maintain associations, institutions, funds, trusts and plans designed to benefit employees or ex-employees of the corporation or the relatives or dependents of such employees or ex-employees;

To carry on any other lawful business whatsoever in connection with the above, or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statutes as the corporation; to do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of the corporation, or any of them, to the same extent as the natural person might lawfully do in any part of the world (as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms associations, trust estates or corporations), insofar as such acts are permitted to be done by a corporation organized under the General Corporation Laws of the State of Delaware; and

To conduct its business in the State of Delaware, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices without as well as within the State of Delaware.

The objects and purposes specified in the foregoing clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 130,220 divided into three classes as follows: (i) 5,000 shares of Common Stock, par value $100.00 per share (“Common Stock”), (ii) 115,000 shares of 5% Preferred Stock, par value $100.00 per share (“5% Preferred Stock”), and (iii) 10,220 shares of 6% Non-Voting Cumulative Preferred Stock, par value $25.00 per share (“6% Non-Voting Cumulative Preferred Stock”). Said 5% Preferred Stock and said 6% Non-Voting Cumulative Preferred Stock are sometimes herein referred to collectively as the “Preferred Stock.”

The designations and the powers, preferences, qualifications, limitations, restrictions and the relative, participating, optional or other special rights in respect of the various classes of stock of the corporation are as follows:

A.	Dividend Rights.

(1)	6% Non-Voting Cumulative Preferred Stock.

The holders of the outstanding shares of 6% Non-Voting Cumulative Preferred Stock shall be entitled to receive when and as declared by the Board of Directors of the corporation, preferential cumulative dividends, payable in cash, out of funds legally available therefor, at the rate of $1.50 per share per annum (or a prorata portion thereof for any dividend period which is less than a full fiscal year of the corporation), and no more, payable annually on the first day of April of each year for the immediately preceding dividend period.

Dividends on the 6% Non-Voting Cumulative Preferred Stock shall accrue and be cumulative from the date of issuance of a certificate therefor and shall be paid, or shall be declared and a sum sufficient for the payment thereof set apart, before any dividends shall be declared or set apart or paid on the 5% Preferred Stock or the Common Stock. Whenever full dividends on the 6% Non-Voting Cumulative Preferred Stock for the current dividend period and all accrued dividends (as hereinafter defined) , if any, for all past dividend periods shall have been declared and the corporation shall either have paid such dividends, or shall have set apart a sum sufficient for the payment thereof, the Board of Directors of the corporation shall have the power, in its discretion, to declare and pay a dividend for the current dividend period on the 5% Preferred Stock and then, subject to the prior rights of the holders of the 5% Preferred Stock, on the Common Stock.

All dividends payable on the 6% Non-Voting Cumulative Preferred Stock which are not paid as aforesaid with respect to any dividend period shall be cumulative, but shall not bear interest, and the aggregate thereof is referred to herein as “accrued dividends”.

(2)	5% Preferred Stock.

Subject to the prior rights of the holders of 6% Non-Voting Cumulative Preferred Stock, as set forth above, the holders of the outstanding shares of 5% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, preferential non-cumulative dividends, payable in cash, out of funds legally available therefor, at the rate of $5.00 per share per annum (or a prorata portion thereof for any dividend period which is less than a full fiscal year of the corporation), and no more, payable on the first day of April of each year for the immediately preceding dividend period. Whenever full dividends on the 6% Non-Voting Cumulative Preferred Stock for the current dividend period and all accrued dividends, if any, for all past dividend periods, and full dividends on the 5% Preferred Stock for the current dividend period, shall have been declared and the corporation shall either have paid such dividends, or shall have set apart a sum sufficient for the payment thereof, the Board of Directors of the corporation shall have the power, in its discretion, to declare and pay a dividend for the current dividend period on the Common Stock.

(3)	Ratable Payment.

Any dividends paid upon the 6% Non-Voting Cumulative Preferred Stock for the current dividend period or any past dividend period in an amount less than the full dividends payable upon all such stock outstanding, and any dividends paid upon the 5% Preferred Stock for the current dividend period in an amount less than the full dividends payable upon all such stock outstanding, shall be divided ratably among the holders of 6% Non-Voting Cumulative Preferred Stock or 5% Preferred Stock, as the case may be, in proportion to the aggregate amounts which would be distributable to the holders of such class of Preferred Stock if full dividends were declared and paid thereon.

(4)	Restrictions as to Junior Stock.

So long as any shares of the 6% Non-Voting Cumulative Preferred Stock or the 5% Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, either in cash, stock or otherwise, be paid or declared (excluding dividends paid in junior stock), or any distribution be made, on any class of junior stock (the term “junior stock” to mean stock ranking junior to said 6% Non-Voting Cumulative Preferred Stock or said 5% Preferred Stock, as the case may be, as to dividends or distribution of assets upon liquidation), unless, insofar as the 5% Preferred Stock and the Common Stock “are concerned, full dividends on the 6% Non-Voting Cumulative Preferred Stock for the current dividend period and all accrued dividends, if any, for all past dividend periods have been paid or have been declared and a sum sufficient for the payment thereof has been set apart, and unless insofar as the Common Stock is concerned, full dividends on the 6% Non-Voting Cumulative Preferred Stock for the current dividend period and all accrued dividends, if any, for all past dividend periods, and full dividends on the 5% Preferred Stock for the current dividend period, have been paid or have been declared and a sum sufficient for the payment thereof has been set apart; and so long as any shares of the 6% Non-Voting Cumulative Preferred Stock or the 5% Preferred Stock shall be outstanding, in no event shall any junior stock be purchased, redeemed or otherwise acquired for a valuable consideration by the corporation (excluding from such restriction junior stock purchased, redeemed or otherwise acquired in exchange for, or from the proceeds of the issue of, other junior stock).

(5)	Dividend Periods.

For the purpose of this Article FOURTH, dividend periods shall coincide with and be identical to fiscal years of the corporation, except that the first dividend period shall be the period from the date of original issuance of a certificate for shares of 6% Non-Voting Cumulative Preferred Stock or 5% Preferred Stock, as the case may be, to the last day of the fiscal year of the corporation in which such certificate is issued; and the “current dividend period”, as used in this Article FOURTH, shall mean the dividend period immediately preceding the April 1 dividend payment date.

B.	Redemption.

At any time after five (5) years from the date of its issuance, and from time to time thereafter, the 6% Non-Voting Cumulative Preferred Stock may be redeemed, in whole or in part, at the option of the corporation, by resolution of its Board of Directors, at a redemption price equal to 100% of the par value per share of said 6% Non-Voting Cumulative Preferred Stock, plus a sum equal to the amount of all dividends declared and unpaid thereon, and the amount of all accrued dividends, if any, for past dividend periods, up to and including the date fixed for redemption; and, subject to the limitations set forth in Section A(4) of this Article FOURTH, at any time or from time to time the 5% Preferred Stock may be redeemed in whole or in part, at the option of the corporation, by resolution of its Board of Directors, at a redemption price equal to 100% of the par value per share of said 5% Preferred Stock, plus a sum equal to the amount of all dividends declared and unpaid thereon up to and including the date fixed for redemption. At least forty-five days’ previous written notice of any such redemption of either class of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the corporation. In case of the redemption of less than all of the outstanding shares of either class of Preferred Stock, the shares to be redeemed shall be redeemed prorata.

If notice of redemption shall have been given as provided above, and if, on or before the redemption date, all funds necessary for such redemption shall have been set aside by the corporation, in trust, or, at its option, shall have been deposited with a responsible bank or trust company, having a combined capital, surplus and undivided profits of a least $5,000,000.00, in trust, in either case, for the pro-rata benefit of the holders of shares so called for redemption, then, notwithstanding that any certificate for shares of the class of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue or to be paid from and after the date of redemption and all right with respect to such shares of the class of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except the right of the holders thereof to receive the redemption price of such shares so to be redeemed (but without interest thereon).

Any funds so set apart or deposited by the corporation which, at the end of six months after the redemption date, remain unclaimed by the holders of the class of Preferred Stock called for redemption, shall be released and returned to the corporation upon demand, and shall thereafter be available for general corporate purposes, and the depositary, if any, shall thereupon be relieved of all responsibilities therefor to such holders, and after such repayment the holders of such shares so called for redemption shall look only to the corporation for payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the corporation from time to time. Any shares of either class of Preferred Stock which are redeemed as provided in this Section shall be permanently retired and cancelled and shall not be reissued or resold.

C.	Voting Rights.

(1)	Common Stock and 5% Preferred Stock.

Each outstanding share of Common Stock and each outstanding share of 5% Preferred Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. At all elections of the directors of the corporation, each stockholder entitled to a vote shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of voting stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

(2)	6% Non-Voting Cumulative Preferred Stock.

The holders of 6% Non-Voting Cumulative Preferred Stock shall not be entitled to notice of or to vote at any meeting of the stockholders of the corporation, unless otherwise provided herein or by law.

D.	Rights on Liquidation.

(1)	6% Non-Voting Cumulative Preferred Stock.

In the event of a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the outstanding shares of 6% Non-Voting Cumulative Preferred Stock shall be entitled to receive out of the assets of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for the 5% Preferred Stock or the Common Stock, the sum of 100% of the par value per share of said 6% Non-Voting Cumulative Preferred Stock, plus the amount of all dividends declared and unpaid thereon and the amount of all accrued dividends, if any, for past dividend periods to the date of final distribution to the holders of 6% Non-Voting Cumulative Preferred Stock, and no more. If, upon any dissolution, liquidation or winding up, the assets of the corporation distributable among the holders of the outstanding shares of 6% Non-Voting Cumulative Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid , then such assets or the proceeds thereof shall be distributed ratably among the holders of the outstanding shares of 6% Non-Voting Cumulative Preferred Stock in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

(2)	5% Preferred Stock.

In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the outstanding shares of 5% Preferred Stock shall be entitled to receive out of the assets of the corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for the Common Stock, but subject to the prior rights of the holders of outstanding shares of 6% Non-Voting Cumulative Preferred Stock, as set forth above, the sum of 100% of the par value per share of said 5% Preferred Stock, plus the amount of all dividends declared and unpaid thereon to the date of final distribution to the holders of outstanding shares of 5% Preferred Stock, and no more. If, upon any dissolution, liquidation or winding up, the assets of the corporation distributable among the holders of outstanding shares of 5% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed ratably among the holders of outstanding shares of 5 Preferred Stock in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

(3)	Common Stock.

In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made in full to the holders of outstanding shares of 6% Non-Voting Cumulative Preferred Stock and 5% Preferred Stock of the preferential amounts provided for in Sections D(1) and D(2) of this Article FOURTH, or after an amount sufficient to make such payments in full (or the portion of such amounts not already paid out for such purpose) shall have been deposited, in trust, for such purpose in any bank or trust company having a combined capital, surplus and undivided profits of not less than $5,000,000.00, but not prior thereto, the holders of outstanding shares of Common Stock shall share alike per share and be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock of either class shall not be entitled to share therein.

(4)	Sale or Exchange; Merger or Consolidation.

For purposes of this Section D of Article FOURTH, the voluntary sale, conveyance, exchange or transfer (for cash shares of stock, securities or other consideration) of all or substantially all of the property and assets of the corporation shall be deemed a voluntary dissolution, liquidation or winding up of the corporation, but the merger or consolidation of the corporation into or with another corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section D of Article FOURTH.

E.	Preemptive Rights.

Each holder of 6% Non-Voting Cumulative Preferred Stock, 5% Preferred Stock and Common Stock shall be entitled to full preemptive or preferential rights to purchase and/or subscribe for his proportionate part of 6% Non-Voting Cumulative Preferred Stock, 5% Preferred Stock and Common Stock, respectively (including stock held in the corporate treasury, if any), which may be issued and/or sold at any time by the corporation.

F.	General Provisions.

So long as any shares of 6% Non-Voting Cumulative Preferred Stock or 5% Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of at least a majority of the shares of such class of Preferred Stock at the time outstanding (whether by the terms of this Certificate of Incorporation, or any amendment thereto, such class be entitled to vote or not), given in person or by proxy, either in writing or by vote at a meeting called for the purpose:

(1) Amend, alter or repeal any of the provisions of the Certificate of Incorporation or the by-laws so as to affect adversely the rights, powers or preferences of the holders of such class of Preferred Stock; or

(2) Create, authorize or issue any additional class of stock ranking prior to or on a parity with such class of Preferred Stock in respect of dividends or distribution of assets on liquidation; or increase the authorized amount of such class of Preferred Stock or any additional class of stock ranking prior to or on a parity with such class of Preferred Stock in respect of dividends or distribution of assets on liquidation; or create or authorize any obligation or security convertible into shares of any class of stock ranking prior to or on a parity with such class of Preferred Stock in respect of dividends or distribution of assets on liquidation.

FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH: The name and place of residence of each of the incorporators is as follows:

NAME	RESIDENCE

Granvil I. Specks	208 South La Salle Street Chicago, Illinois

Evelyn Mansfield	208 South La Salle Street Chicago, Illinois

Daniel S. Nuter	33 North La Salle Street Chicago, Illinois

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, but shall not be less than four. Election of directors need not be by ballot unless the by-law so provide.

(2) The Board of Directors shall have power:

(a) Without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the corporation provided it be less than substantially all; to determine the use and disposition of any surplus or net profits, and subject to the provisions of Article FOURTH hereof, to fix the times for the declaration and payment of dividends.

(b) Without the assent or vote of the stockholders to make, alter, change, amend, add to or repeal the by-laws of this corporation (except that no change in the by-laws affecting the following matters may be made except by the vote of the holders of at least a majority of the stock issued and outstanding and entitled to vote: (i) the number of directors, (ii) the method of filling vacancies in the Board of Directors, (iii) the number of directors constituting a quorum at directors’ meetings, (iv) the number of stockholders constituting a quorum at stockholders’ meetings, and (v) the number of directors whose act shall constitute an act of the Board of Directors).

(c) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

(3) The directors, in their discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities herein-before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the statutes of Delaware, and of this Certificate of Incorporation.

TENTH: No contract or other transaction between the corporation and any other corporation or any person or persons, firm, association or partnership shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are pecuniarily or otherwise interested in, or is a director, member or officer of, or are directors, members or officers of, such other corporation or of such firm, association, or partnership, or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein, and any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm, association, partnership or corporation shall be affected or invalidated by the fact that any director or directors or officer or officers of this corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association, partnership or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association, partnership or corporation in which he may be in any wise interested. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract, act or transaction with like force and effect as if he were not a director, member or officer of such other corporation, firm, association or partnership.

ELEVENTH: Each director and officer of the corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified by the corporation against all expenses which may be reasonably incurred or paid by him in connection with any claim, or actual or threatened action, suit or proceeding (civil, criminal, administrative or other, including appeals) in which he may be involved by reason of his being or having been such director or officer or by reason of any action or omission or alleged action or omission by him in any such capacity and against any amount or amounts which may be paid by him (other than to the corporation) in reasonable settlement of any such claim, action, suit or proceeding where it is in the interest of the corporation that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged therein that such director or officer is liable for negligence or misconduct in the performance of his duties to the corporation. Neither a judgment of conviction nor the entry of any plea in a criminal case shall of itself be deemed an adjudication that such director or officer was liable for negligence or misconduct in the performance of his duties if he acted in good faith, for a purpose which he reasonably believed to be in the best interest of the corporation, and had no reasonable cause to believe that his conduct was unlawful. The determination whether a settlement was reasonable and in the interest of the corporation or whether such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interest of the corporation and had no reasonable cause to believe that his conduct was unlawful shall be made by a majority of a quorum of the Board of Directors comprised of those directors who are not involved in the claim, action, suit or proceeding and if there be no such quorum, by one or more disinterested persons to whom the question may be referred by the Board of Directors. Each employee, and each retired employee who is or has been a party to a written agreement under which he might be, or might have been, obligated to render services to the corporation, shall be indemnified in the same manner and to the same extent as provided above for a director or officer in connection with any claim, or actual or threatened action, suit or proceeding (civil, criminal, administrative or other, including appeals) in which he may be involved by reason of his being or having been such employee or a party to any such written agreement or by reason of any action or omission or alleged action or omission by him in any such capacity. As used herein, the term “expenses” shall include, without limitation, attorneys’ fees costs, judgments, fines, penalties and other liabilities. The rights of indemnification herein provided for shall be severable, shall not be exclusive of other rights to which any director, officer, employee or retired employee may now or hereafter be entitled, shall continue as to a person who has ceased to be such director, officer, employee or retired employee and shall inure to the benefit of the heirs, executors administrators and legal representatives of such a person.

TWELFTH: Subject to the limitations, restrictions and special rights set forth in Section F of Article FOURTH hereof, the corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of

Incorporation in the manner now or hereafter prescribed by law; and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power, except that the such reserved power shall at all times be subject to the limitations, restrictions and special rights set forth in Section F of Article FOURTH hereof.

IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 29th day of August, 1966.

/s/ Granvil I. Specks	(L.S.)

/s/ Evelyn Mansfield	(L.S.)

/s/ Daniel S. Nuter	(L.S.)

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

BE IT REMEMBERED that on this 29th day of August, A.D., 1966, personally came before me GRANVIL I. SPECKS, EVELYN MANSFIELD and DANIEL S. NUTER, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

GIVEN under my hand and notarial seal the day and year aforesaid.

/s/ [Illegible Signature]		(SEAL)
Notary Public in and for Cook County, Illinois

My commission expires:	5-6-7 [Illegible]

CERTIFICATE OF OWNERSHIP AND MERGER

merging

HILTON-BURNS HOTELS COMPANY, INC.

into

HILTON-BURNS HOLDING COMPANY

and changing the name of the surviving corporation to

HILTON-BURNS HOTELS COMPANY, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware

THE UNDERSIGNED, HILTON-BURNS HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as “HOLDING”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

(1) That it owns all of the outstanding shares of the capital stock of HILTON-BURNS HOTELS COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as “HOTELS”).

(2) That HOLDING, by a resolution of its Board of Directors, duly adopted at a meeting held on November 7, 1968, determined to and did merge HOTELS into it, which resolution did provide as follows:

WHEREAS, this corporation (hereinafter referred to as “Holding”) holds all of the outstanding shares of stock of Hilton-Burns Hotels Company, Inc., a corporation of the State of Delaware (hereinafter referred to as “Hotels”); and

WHEREAS, Holding desires to merge Hotels into it and to assume all the obligations of Hotels;

NOW, THEREFORE, BE IT RESOLVED, as follows:

(1) That Holding hereby merges Hotels into it in accordance with the provisions of Section 253 of the General Corporation Law of the State of Delaware;

(2) On the effective date of the merger, Holding shall assume all of the rights and obligations of Hotels;

(3) That Holding survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Hotels;

(4) That upon the effective date of this merger the corporate name of Holding shall become changed to Hilton-Burns Hotels Company, Inc.

(5) That the President or a Vice President and the Secretary or Treasurer be, and they hereby are, authorized to execute and cause to be filed and recorded a Certificate of Ownership and Merger in the form and manner required by Section 253 and Section 103 of the General Corporation Law of Delaware, and that the proper officers of Holding be, and they hereby are, authorized and directed to take all such further action and to execute and deliver all such other instruments, documents and notices in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

IN WITNESS WHEREOF, HILTON-BURNS HOLDING COMPANY has caused this Certificate of Ownership and Merger to be made in its corporate name, signed by FRITZ B. BURNS its President, and STANLEY R. ZAX, its Secretary, and under its corporate seal, this 27th day of November, 1968.

HILTON-BURNS HOLDING COMPANY

By	/s/ Fritz D. Burns
President

Attest:	/s/ Stanley R. Zax
Secretary

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

BE IT REMEMBERED, that on this 27th day of November, 1968, personally came before me, the Subscriber, a Notary Public in and for the County and State aforesaid, FRITZ B. BURNS, President of Hilton-Burns Holding Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate of Ownership and Merger, known to me personally to be such, and he, the said FRITZ B. BURNS, as such President, duly executed said Certificate of Ownership and Merger before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts stated therein are true; that the signatures of said President and of the Secretary of said corporation to said Certificate of Ownership and Merger are in the handwriting of said President and Secretary of said corporation, respectively, and that the seal affixed to said Certificate of Ownership and Merger is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year aforesaid.

/s/ [Illegible Signature]
Notary Public

RECORDATION REQUESTED BY:

AFTER RECORDATION, RETURN TO:

RETURN BY: MAIL ( ) PICKUP ( )

SPACE ABOVE THIS LINE FOR REGISTRAR’S USE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DEWEY WAY INVESTMENT, INC.

INTO

HILTON-BURNS HOTELS COMPANY, INC.

HILTON-BURNS HOTELS COMPANY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, does hereby certify:

FIRST: That this corporation was incorporated pursuant to the laws of the State of Delaware and validly exists under the laws of the State of Delaware; and Section 253 of the General Corporation Law of Delaware and Section 417-42 of the Hawaii Revised Statutes permit the merger of a subsidiary corporation of Hawaii into the parent corporation existing under the laws of the State of Delaware.

SECOND: That this corporation owns 100% of the outstanding shares of capital stock (there being only one class of stock outstanding) of Dewey Way Investment, Inc., a corporation incorporated on the 3rd day of August, 1959, pursuant to the general corporation law of the State of Hawaii.

THIRD: That the following resolution was duly adopted by the Board of Directors of this corporation at a meeting thereof held on February 2, 1972, at which a quorum was present and acted throughout, and that such resolution has not been rescinded and is in full force and effect as of the date hereof:

WHEREAS, this corporation owns all of the outstanding shares of capital stock of Dewey Way Investment, Inc., a corporation organized under the general corporation law of the State of Hawaii;

WHEREAS, this corporation desires to merge into itself said Dewey Way Investment, Inc. and to be possessed of all the rights, privileges, franchises and property of said Dewey Way Investment, Inc.;

NOW, THEREFORE, BE IT:

RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said Dewey Way Investment, Inc. and assume all of its liabilities and obligations.

FURTHER RESOLVED, that said merger of Dewey Way Investment, Inc. into this corporation shall be effective at 4:00 o’clock P. M. on Tuesday, February 29, 1972.

FURTHER RESOLVED, that the president or a vice-president of this corporation and the secretary or the treasurer of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge said Dewey Way Investment, Inc. into it and assume all of its liabilities and obligations, and the date of the adoption thereof, and to file the same with the office of the Director of Regulatory Agencies of the State of Hawaii and with the Secretary of State of the State of Delaware.

. 2 .

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorised and directed to sign, deliver, file and record all such certificates, agreements and other instruments as may be required by law to give effect to said merger and to do all acts and things whatsoever, whether within or without the States of Hawaii and Delaware, which may be in anywise necessary or proper to effect said merger.

FOURTH: That this corporation survives the merger and may be served with legal notice and process from the courts of the State of Hawaii or notices from officials of the State of Hawaii in any proceeding for the enforcement of any obligation or duty of Dewey Way Investment, Inc., as well as for enforcement of any obligation or duty of the surviving corporation arising from the merger, including any suit brought by any dissenting stockholders pursuant to Section 417-23 of the Hawaii Revised Statutes, and it does hereby irrevocably appoint Mr. Don Madsen, who resides at Hilton Hawaiian Village, 2005 Kalia Road, Honolulu, Hawaii 96815, as its agent to accept service of process or notice in any such suit or other proceeding.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Ownership and Merger to be signed on its behalf by its President and its Vice President, and its corporate seal to be hereunto affixed, this 7th day of February, 1972.

HILTON-BURNS HOTELS COMPANY, INC.

By	/s/ Fritz D. Burns

Its
By	/s/ Gregory R. Dillon

Its Vice President

. 3 .

STATE OF HAWAII	)
	)	ss:
CITY AND COUNTY OF HONOLULU	)

On this 7th day of February, 1972, before me appeared FRITZ B. BURNS and GREGORY R. DILLON, to me personally known, who, being by we duly sworn, did say that they President and Vice President, respectively, of HILTON-BURNS HOTELS COMPANY, INC., a Delaware corporation; that they are duly authorized on behalf of said corporation to execute and acknowledge the foregoing Certificate; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; that the facts stated therein are true; and said FRITZ D. BURNS and GREGORY R. DILLON acknowledged the instrument to be the free act and deed of said corporation.

[SEAL]	/s/ Janet M. Kodama

Notary Public, First Circuit,
State of Hawaii
My Commission expires: 3-15-75

STATE OF HAWAII	)	SS.
CITY AND COUNTY OF HONOLULU	)
[SEAL]

I,         STANLEY T. IKEDA        , Clerk of the Circuit Court of the First Circuit, State of Hawaii, the same being a court of record and having a seal, do hereby certify that         JANET M. KODAMA         before whom the foregoing acknowledgment was taken, was at the time of taking the same. A NOTARY PUBLIC duly commissioned and sworn for the First Judicial Circuit of the State of Hawaii and duly authorized by the laws of said State and certify acknowledgments or proofs of deeds of land, etc., in said State in the manner aforesaid; that I am well acquainted with the handwriting of said

JANET M. KODAMA

and verily believe that the signature to said certificate of acknowledgment is genuine. And further, that said acknowledgment was taken in accordance with the laws of the State of Hawaii; that I have compared the impression of the seal affixed thereto with a specimen impression thereof deposited in my office and that I believe the impression of the seal upon the original certificate is genuine.

IN TESTIMONY whereof I have hereunto set my hand and affixed the seal of said court at Honolulu, Hawaii, aforesaid this   8TH   day of   FEBRUARY   1972

/s/ [Illegible Signature]
Clerk Circuit Court of the First Circuit State of Hawaii

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HILTON-BURNS HOTELS COMPANY, INC.

(Pursuant to Section 242)

We, George I. Cowell, Vice President and George W. Davis, Assistant Secretary of HILTON-BURNS HOTELS COMPANY, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation, as heretofore amended, has been further amended as follows:

(a) By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

“The name of the corporation is:

HILTON HAWAII CORPORATION”

(b) By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH reading as follows:

“The total number of shares of stock which the corporation shall have authority to issue is 2,500 shares of Common Stock, par value $1.00 per share.”

SECOND: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That a Certificate of Reduction of Capital pursuant to Section 244(c) of the said General Corporation Law is being filed concurrently with the filing of this Certificate of Amendment.

IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 5th day of April, 1978.

HILTON-BURNS HOTELS COMPANY, INC.

BY	/s/ George I. Cowell

Vice President

/s/ George W. Davis

ATTEST:	Assistant Secretary

CERTIFICATE OF REDUCTION OF CAPITAL

OF

HILTON-BURNS HOTELS COMPANY, INC.

Adopted in accordance with the provisions of Section 244

of the General Corporation Law of the

State of Delaware

We, George I. Cowell, Vice President and George W. Davis, Assistant Secretary of HILTON-BURNS HOTELS COMPANY, INC., do hereby certify as follows:

FIRST: That a resolution of the Board of Directors of HILTON-BURNS HOTELS COMPANY, INC. has been duly adopted reducing the capital of said corporation from TWELVE MILLION TWO HUNDRED FIFTY-FIVE THOUSAND FIVE HUNDRED DOLLARS ($12,255,500) to TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500), constituting a total reduction of TWELVE MILLION TWO HUNDRED FIFTY-THREE THOUSAND DOLLARS ($12,253,000), and that the manner in which such reduction is to be effective is as follows:

(a)	By eliminating the capital represented by the 10,220 shares of said corporation’s 6% Non-Voting Cumulative Preferred Stock, par value $25 per share, heretofore purchased or redeemed, and theretofore retired by said corporation	$255,500

(b)	By eliminating the capital represented by the 115,000 shares of said corporation’s 5% Preferred Stock, par value $100 per share, heretofore purchased or redeemed, and theretofore retired, by said corporation	$11,500,000

(c)	By applying to the purchase by said corporation of 2,500 shares of its previously outstanding shares of Common Stock, par value $100 per share, all of the capital represented by said shares of Common Stock so purchased	$250,000

(d)	By transferring to surplus all of the capital in excess by the par value thereof represented by the 2,500 shares of said corporation’s Common Stock whose par value is, concurrently herewith, being reduced from $100 per share to $1 per share	$247,500

SECOND: That the assets of the corporation remaining after such reduction of capital are sufficient to pay any debts of said corporation, payment of which has not otherwise been provided for.

IN WITNESS WHEREOF, we have signed this certificate this 5th day of April, 1978.

/s/ George I. Cowell
Vice President

ATTEST:

/s/ George W. Davis
Assistant Secretary